Exhibit 10.32

PURCHASE AGREEMENT
(9.00% SENIOR SECURED NOTES DUE 2022 AND
5.75% nOTES DUE 2017)

Chatham Asset Management, LLC (including any other persons or entities selling Notes (defined below) hereunder for whom the undersigned Holder holds contractual, investment and selling authority, the “Holder”) enters into this Purchase Agreement (the “Agreement”) with The McClatchy Company, a Delaware corporation (the “Company”) on November 5, 2014, whereby the Company will purchase and the Holder will sell (the “Sale”) the Company’s 9.00% Senior Secured Notes due 2022 (the “9% Notes”) and the Company’s 5.75% Notes due 2017 (the “5.75% Notes” and together with the 9% Notes, the “Notes”).

On and subject to the terms hereof, the parties hereto agree as follows:

Article I:  Sale and Purchase of the Notes

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Holder hereby agrees to sell and deliver to the Company, and the Company hereby agrees to purchase, the following Notes and all accrued but unpaid interest thereon to, but excluding, the Closing Date (as defined herein) for the cash purchase price specified below:

Principal Amount of 9% Notes to be Sold:	$196,350,000 (the “Sold 9% Notes”).
Cash Purchase Price for 9% Notes:	$225,802,500 (the “9% Purchase Price”).
Principal Amount of 5.75% Notes to be Sold:	$122,279,000 (the “Sold 5.75% Notes”).
Cash Purchase Price for 5.75% Notes:	$131,449,925 (the “5.75% Purchase Price”).

Notwithstanding the foregoing, in the event that more than $95,500,000 of the 9% Notes are submitted in the Company’s current asset purchase offer (the “Offer”) by November 12, 2014, the expiration date for the Offer, then the amount of the Sold 9% Notes shall be reduced by 49.141% of 9% Notes submitted in the Offer in excess of $95,500,000, and the 9% Purchase Price shall reflect a price per $1,000 principal amount of 9% Notes of 115%; and the amount of Sold 5.75% Notes shall be reduced by 28.607% of 9% Notes submitted in the Offer in excess of $95,500,000, and the 5.75% Purchase Price shall reflect a price per $1,000 principal amount of 5.75% Notes of 107.5%.

References herein to the Sold Notes shall include the 9% Notes and the 5.75% Notes.  References to the Purchase Price shall include the 9% Purchase Price and the 5.75% Purchase Price.  The closing of the Sale (the “Closing”) shall occur on a date (the “Closing Date”) no later than November 13, 2014.  At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Sold Notes free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Sold Notes free and clear of any Liens and (b) the Company shall deliver to the Holder the Purchase Price by wire transfer of immediately available funds to an account designated by the Holder.

Article II:  Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1Power and Authorization.    The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Sale contemplated hereby.  If the Holder that is signatory hereto is executing this Agreement to effect the sale of Sold Notes beneficially owned by one or more other persons or entities (who are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each such other person or entity that is a beneficial owner of Sold Notes, and (b) Exhibit A to this Agreement is a true, correct and complete list of (i) the name of each party selling and delivering (as beneficial owner) Sold Notes hereunder, (ii) the principal amount of such Holder’s Sold Notes, and (iii) the portion of the Purchase Price to be paid to such Holder.

Section 2.2Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  This Agreement and consummation of the Sale will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.

Section 2.3Title to the Sold Notes.  The Holder is the sole legal and beneficial owner of the Sold Notes.  The Holder has good, valid and marketable title to the Sold Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker).  The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Sold Notes or its rights in the Sold Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Sold Notes.  Upon the Holder’s delivery of the Sold Notes to the Company pursuant to the Sale, the Sold Notes shall be free and clear of all Liens created by the Holder.

Section 2.4No Illegal Transactions.  The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company since the time that such Holder was first contacted by either the Company, J.P. Morgan Securities LLC or any other person regarding the Sale or this Agreement.  Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company prior to the time the transactions contemplated by this Agreement are publicly disclosed.    Solely for purposes of this Section 2.4, subject to the Holder’s compliance with its obligations under the U.S. federal securities laws and the Holder’s internal policies, “Holder” shall not be deemed to include any subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder’s legal or compliance department (and thus have not been privy to any information concerning the Sale).

Article III:  Miscellaneous

Section 3.1Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Sale embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

2

Section 3.2Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 3.3Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 3.4Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

3

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“HOLDER”:

Chatham Asset Management, LLC

As investor advisor or sub-advisor to the entities

listed on Exhibit A

By:   /s/ James Ruggerio, Jr.

Name: James Ruggerio, Jr.

Title: Chief Operating Officer

Signature Page to Purchase Agreement for

The McClatchy Company’s
9.00% Senior Secured Notes due 2022 and 5.75% Notes due 2017

“Company”:

THE MCCLATCHY COMPANY

By: /s/ R. Elaine Lintecum

Name: R. Elaine Lintecum

Title: VP, Finance and CFO

Signature Page to Purchase Agreement for

The McClatchy Company’s
9.00% Senior Secured Notes due 2022 and 5.75% Notes due 2017

EXHIBIT A
Selling Beneficial Owners

Name of Beneficial Owner	Principal Amount of 9% Sold Notes	9% Purchase Price	Principal Amount of 5.75% Sold Notes	5.75% Purchase Price

Signature Page to Purchase Agreement for

The McClatchy Company’s
9.00% Senior Secured Notes due 2022 and 5.75% Notes due 2017